

                                                                      August 31,                        November 30,
                                                                      ----------                        ------------
                                                                 1996            1995                1995            1994
                                                                 ----            ----                ----            ----
                                                                                                                  [Restated]

Fully Diluted:
   Average Shares Outstanding Disregarding Dilutive
     Convertible Preferred Stock                              7,822,790         7,776,286         7,804,043        7,580,203

   Assuming Conversion at beginning of Year of:
     10% Convertible Preferred Stock                             57,600            57,600            57,600           57,400
     8% Convertible Preferred Stock                             103,333           103,333           103,333          103,333
     12% Convertible Preferred Stock                             95,238            95,238            95,238           95,238
                                                             ----------         ----------           ------           ------

   Shares Outstanding                                         8,078,961         8,032,457         8,060,214        6,490,601
                                                             ==========         =========         =========        =========

Income [Loss] Available to Common Stockholders
   for Fully Diluted Calculations                          ($1,048,018)       ($1,082,472)      ($1,754,013)     $ (977,884)
                                                           ============       ============      ============      ==========

Per Share Amount:
   Net Income [Loss]                                       $      (.13)        $     (.13)       $     (.22)       $  (.12)
                                                           ============       ============      ============       ========


     This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although it is contrary to para 48 of APB No. 15 because it produces an antidilutive result.

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